EU-DOCS\32205615.1 To: Mizuho Bank, Ltd. as Facility Agent under the Facility Agreement (as defined below) 18th March 2021 WPD plc Revolving Facility Agreement – Amendment Letter (the “Letter”) Dear All Revolving Facility Agreement dated 13 January 2016 and made between, amongst others, Western Power Distribution plc as the Borrower, the Co-ordinators, the Arrangers, the Original Lenders and Mizuho Bank, Ltd. as Facility Agent (each such term as defined therein) (as amended, restated and/or supplemented from time to time, the “Facility Agreement”) 1. INTRODUCTION 1.1 We refer to the Facility Agreement. Terms defined in the Facility Agreement (as amended pursuant to this Letter) shall have the same meaning when used in this Letter. 1.2 Clauses 1.2 (Construction) and 1.3 (Third Party Rights) of the Facility Agreement will be deemed to be set out in full in this Letter, but as if references in such clauses to the Facility Agreement were references to this Letter. 1.3 The purpose of this Letter is to make an amendment to Clauses 19.5.1 and 19.5.2 of the Facility Agreement to clarify and confirm that the negative pledge restrictions only apply to any Holding Company of a Distribution Company to the extent that such Holding Company is a member of the Group, as further set out below. 1.4 This Letter is designated as a Finance Document. 2. AMENDMENT With effect from (and including) the date of countersignature of this Letter, Clauses 19.5.1 and 19.5.2 of the Facility Agreement shall be deemed to be deleted in their entirety and replaced with the following wording: “19.5.1 Except as provided below, none of the Borrower, any Distribution Company nor any Holding Company of a Distribution Company (to the extent such Holding Company is a member of the Group) may create or allow to exist any Security Interest or Quasi-Security on any of its assets. 19.5.2 Except as provided below, none of the Borrower, any Distribution Company nor any Holding Company of a Distribution Company (to the extent such Holding Company is a member of the Group) may: (a) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group; (b) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (c) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (d) enter into any other preferential arrangement having a similar effect, Exhibit 10(b)-1

EU-DOCS\32205615.1 in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.” 3. REPEATED REPRESENTATIONS 3.1 The Borrower confirms to each Finance Party that the Repeating Representations are true in all material respects on the date on which the Facility Agent countersigns this Letter by reference to the facts and circumstances then existing on such date. 3.2 References to “this Agreement” in the Repeating Representations should be construed as references to this Letter. 4. MISCELLANEOUS 4.1 Except as varied by the terms of this Letter, the Facility Agreement will remain in full force and effect and any reference in the amended Facility Agreement or to any provision of the Facility Agreement will be construed as a reference to the amended Facility Agreement, or that provision, as amended by this Letter. 4.2 This Letter may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Letter. 4.3 We hereby request that, by counter-signing this Letter, the Facility Agent confirms, on behalf of the Majority Lenders, that no Default or Event of Default is outstanding in relation to (i) the amendments to the Facility Agreement contemplated by clause 2 (Amendment) of this Letter or (ii) the existence of any Security Interest or Quasi-Security over any of the assets of any Holding Company of any Distribution Company that is not a member of the Group. 4.4 The provisions of Clauses 27.7 (Waivers and remedies cumulative), 33 (Severability), 35 (Notices), 37 (Governing law) and 38 (Enforcement) of the Facility Agreement apply to this Letter as though they were set out in full in this Letter but as if references in such clauses to the Facility Agreement were references to this Letter. Please sign and return to us a counterpart of this Letter as soon as possible and, in any event, by no later than 5 p.m. (London time) on 23 March 2021 in order to indicate your agreement (on behalf of the Majority Lenders) to its terms. Yours faithfully

[WPD plc RCF – Amendment Letter to the Facility Agreement] THE BORROWER For and on behalf of WESTERN POWER DISTRIBUTION PLC By : _____________________________ Name : Julie Hunt Title : Treasurer

[WPD plc RCF – Amendment Letter to the Facility Agreement] Acknowledged and accepted on behalf of the Majority Lenders: THE FACILITY AGENT For and on behalf of MIZUHO BANK, LTD. By : _____________________________ By : _____________________________ Name : Name : Title : Title :